EXHIBIT 99.1
MIMEDX Comments on Prescience Point’s Recent Filing

Shareholders Urged to Support MIMEDX Board

MARIETTA, Ga. April 29, 2022 – MIMEDX Group, Inc. (NASDAQ: MDXG) (“MIMEDX” or the “Company”), a transformational placental biologics company, today issued the following statement in response to the filing of a Schedule 13D with the Securities and Exchange Commission by Prescience Point Capital Management (“Prescience Point”):

“The MIMEDX Board is made up of nine highly qualified, deeply experienced and demonstrably engaged directors who are strongly committed to acting in the best interests of all MIMEDX shareholders. Members of the Board and senior management have had calls and meetings with Prescience Point and its representatives, including Mr. Asbahi, 46 times since June 2019, in good faith, to better understand their perspectives. The Board and senior management team has seriously considered and acted on a number of the ideas that Prescience Point previously suggested to the Company, including the composition of the Board itself and other initiatives already underway at the Company.

“Mr. Asbahi has actively sought to remove or replace directors he originally nominated, including replacing MIMEDX’s current Board Chair, Dr. M. Kathleen Behrens, with himself. This year, Mr. Asbahi missed the deadline, as set forth in the Company’s Bylaws, to nominate director candidates at the upcoming Annual Meeting of Shareholders on June 7, 2022. He is now threatening to campaign to remove two highly qualified and eminently valuable directors on the Board - Dr. Phyllis Gardner and James Bierman - if the Board does not give Prescience Point Board representation. Over the past week, the Board, through the Nominating and Corporate Governance Committee, offered Mr. Asbahi and his colleague at Prescience Point an opportunity to meet with the Committee to share their views on board composition, governance and our business. Mr. Asbahi declined this offer, going so far as to say that they did not believe it was a productive use of their time or the Committee’s. In addition, before Mr. Asbahi withdrew his proxy fight last year to get himself elected to the Board, we conveyed our serious concerns to him about his background – and our concerns still exist.

“Over the past two years, our CEO, Timothy R. Wright, and the new senior management team, under the oversight of the entirely reconstituted Board, have built a new culture at the Company, rooted in ethics, integrity, and core values, which is methodically focused on strategic long-term execution. We have successfully implemented a number of governance, operational and financial initiatives that were critical to restoring the Company’s credibility, integrity and reputation, improving business liquidity, and transforming the culture of the organization. We believe that a company’s integrity and credibility stem from exemplary leadership, and MIMEDX is not willing to compromise on our core values and commitments.

“Furthermore, the Board of Directors and senior management team have taken decisive and positive actions to enhance shareholder value by transforming MIMEDX into a stronger company that is well-positioned in the near and long-term to capitalize on the growing opportunities in the regenerative medicine and placental biologics industries. The significant progress we have made over the past three years in particular has created a strong foundation for continued growth in 2022 and beyond, as outlined during the Company’s recent Investor Day, which attracted more than 445 attendees.

“Prescience Point’s repeated, distracting and costly attempts to replace and remove members of our Board, including directors previously nominated by Prescience Point, are simply not in the best interests of all MIMEDX shareholders, and serve to potentially impede the progress we are making. Despite the launch of this latest campaign, the entire team at MIMEDX remains focused on continuing to execute on our transformational strategy and is regularly engaging in constructive dialogue with the investment community to achieve our mutual goal of creating long-term value for all our shareholders. We are confident that we have the right Board and management team in place to build on our transformation and execute on our strategic objectives.”

The Board has presented its recommendations for election to the Board in the Company’s definitive proxy statement and WHITE proxy card, which has been filed with the U.S. Securities and Exchange Commission and is being mailed to all shareholders eligible to vote at the 2022 Annual Meeting. The MIMEDX Annual Meeting of Shareholders will be held on June 7, 2022. Shareholders are urged to vote FOR the Board’s nominees and FOR all proposals using the WHITE proxy card they will be receiving shortly. Any shareholder with questions or needing any assistance in voting should contact Morrow Sodali LLC, the Company’s proxy solicitor, toll-free at (800) 662-5200 or at (203) 658-9400 or by email to MDXG@investor.morrowsodali.com.
About MIMEDX

MIMEDX is a transformational placental biologics company, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental tissue engineering, we have both a commercial business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts. MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) our Company’s strong foundation for continued growth in 2022 and beyond; (ii) our belief that we are well-positioned in the near and long-term to capitalize on the growing opportunities in the regenerative medicine and placental biologics industries; and (iii) our confidence that we have the right Board and management team in place to build on our transformation and execute on our strategic objectives. Additional forward-looking statements may be identified by words such as "believe," "expect," "may," "plan," “goal,” “outlook,” "potential," "will," "preliminary," and similar expressions, and are based on management's current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, and many other factors; (ii) the status, timing, results and expected results of the Company’s clinical trials, planned regulatory submissions and regulatory approvals, and our expectations regarding our ability to potentially accelerate the timing of any trial or regulatory submission, depend on a number of factors including favorable trial results, patient access, and our ability to manufacture in accordance with Current Good Manufacturing Practices (CGMP) and appropriate chemistry and manufacturing controls; (iii) the Company may change its plans due to unforeseen circumstances, or delays in analyzing and auditing results, and may delay or alter the timeline for future trials, analyses, or public announcements; (iv) our access to hospitals and health care provider facilities could be restricted as a result of the ongoing COVID-19 pandemic or other factors; (v) the results of scientific research are uncertain and may have little or no value; (vi) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, regulatory approvals, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (vii) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; and (viii) we may alter the timing and amount of planned expenditures for research and development based on the results of clinical trials and other regulatory developments. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

Important Additional Information

The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the 2022 annual meeting of shareholders (the “2022 Annual Meeting”). The Company has filed a definitive proxy statement and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors, director nominees and executive officers in the matters to be acted upon at the 2022 Annual Meeting. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at www.mimedx.com or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2021. Shareholders are able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.mimedx.com.

Contacts

Investors:
Jack Howarth
Investor Relations
404-360-5681
jhowarth@mimedx.com

Media:
Hilary Dixon
Corporate & Strategic Communications
404-323-4779
hdixon@mimedx.com